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                    REGISTRATION RIGHTS ASSUMPTION AGREEMENT

            REGISTRATION RIGHTS ASSUMPTION AGREEMENT (this "Agreement"), dated as of November 26, 1996, is by IVAC Holdings, Inc., a Delaware corporation (the "Company"), and IVAC Overseas Holdings, Inc., a Delaware Corporation (the "Second Guarantor").

                               W I T N E S S E T H

            WHEREAS, IMED Corporation, a Delaware corporation ("IMED"), has heretofore executed and delivered to the Initial Purchasers a registration rights agreement (the "Registration Rights Agreement") dated as of the date hereof, providing for registration rights whereby IMED, among other things, will file with the Commission under the circumstances set forth therein, (i) the Exchange Offer Registration Statement and (ii) the Shelf Registration Statement and use its best efforts to cause such Registration Statements to be declared effective and consummate the Exchange Offer;

            WHEREAS, IMED has been merged with and into the Company (the "Merger");

            WHEREAS, the Second Guarantor is a wholly owned subsidiary of the Company and pursuant to the Registration Rights Agreement a guarantor of the Notes;

            WHEREAS, the Company, upon consummation of the Merger is required to succeed to the obligations of IMED under the Registration Rights Agreement and is required to execute and deliver this Agreement concurrently with the Merger; and

            WHEREAS, the Second Guarantor is required to execute and deliver this Agreement concurrently with the Merger;

            NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Second Guarantor mutually covenant and agree for the equal and ratable benefit of the Initial Purchasers and each Holder of Transfer Restricted Securities as follows:

            1. ASSUMPTION. The Company hereby assumes all of the obligations of IMED under the Registration Rights Agreement and, hereafter, shall be deemed the "Company" for all purposes under the Registration Rights Agreement.

            2. ADDITIONAL GUARANTOR. The Second Guarantor hereby agrees to be deemed a Guarantor for all purposes under the Registration Rights Agreement and to perform all obligations and duties of a Guarantor thereunder.

            3. DEFINITIONS. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Rights Agreement.


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            4. NEW YORK LAW TO GOVERN. The internal law of the State of New
York, without regard to the choice of law rules thereof, shall govern and be used to construe this Agreement.

            5. COUNTERPARTS. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

            6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

                         [Signatures on following page]


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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the date first above written.


                                          IVAC HOLDINGS, INC.


                                          By:   /s/ William J. Mercer
                                              -----------------------------
                                          Name: William J. Mercer
                                          Title: President


                                          IVAC OVERSEAS HOLDINGS, INC.


                                          By:   /s/ William J. Mercer
                                              -----------------------------
                                          Name: William J. Mercer
                                          Title: President